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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                       Form 8-K

                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES AND EXCHANGE ACT OF 1934



          Date of the Report: April 20, 1994  Commission file number 1-5805
                              --------------                         ------


                             CHEMICAL BANKING CORPORATION
                          ----------------------------------
                (Exact name of registrant as specified in its charter)


               Delaware                                     13-2624428
          --------------------                         --------------------
          (State or other jurisdiction                 (I.R.S. Employer
           of incorporation)                           Identification No.


          270 Park Avenue, New York, NY                10172-2070
          -----------------------------                ----------
          (Address of principal executive Offices)     (Zip Code)


          Registrant's telephone number, including area code (212) 270-6000
                                                             --------------
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          Item 5.  Other Events
          ---------------------



          1. Chemical Banking Corporation ("the Corporation") announced on April 19, 1994, that 1994 first quarter net income was $319 million, compared with $374 million in the same period a year ago. Net income per common share in the first quarter of 1994 was $1.13, compared with $1.35 per share in the same period a year ago.

              A copy of the Corporation's Press Release announcing the results of operations for the 1994 first quarter is incorporated herein.



          Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
          ---------------------------------------------------------------



          The following exhibits are filed with this Report:



              Exhibit Number            Description
              --------------            -----------

                  99                    Press Release - 1994 First Quarter
                                                        Earnings.
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                                      SIGNATURE



             Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                                             CHEMICAL BANKING CORPORATION
                                                    (Registrant)



          Dated April 20, 1994              by /s/Joseph L. Sclafani
                ----------------               ---------------------
                                                  Joseph L. Sclafani
                                                  Controller
                                            [Principal Accounting Officer]
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                                    EXHIBIT INDEX




          Exhibit Number      Description         Page at Which Located
          --------------      -----------         ---------------------

               99             Press Release                5
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